SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       August 7, 2003

Adolor Corporation
(Exact name of registrant as specified in its charter)
Delaware	000-30039	31-1429198
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
700 Pennsylvania Drive, Exton, PA		19341
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:      (484) 595-1500

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

On August 7, 2003, Armando Anido was elected to the Board of Directors of the Company. Effective at the time of Mr. Anido’s election, Ellen M. Feeney resigned from the Board of Directors of the Company. A press release concerning the election of Mr. Anido and the resignation of Ms. Feeney is attached to this Report as Exhibit 99.1.

Item 7(c). Exhibits.

99.1 Press Release of the Company, dated August 11, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION
By: /s/Bruce A. Peacock
Name: Bruce A. Peacock
Title: President and Chief Executive Officer

Dated: August 18, 2003